Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm and to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-248430) of VS Trust (the “Trust”) of our report dated March 31, 2026 relating to the combined and individual financial statements and related notes of the Trust and its two series, -1x Short VIX Futures ETF and 2x Long VIX Futures ETF (each, a “Fund”), which appears in this Form 10-K.

/s/ Tait, Weller & Baker, LLP

Philadelphia, Pennsylvania

March 31, 2026